Exhibit 99.1

For Immediate Release
Press Contact
Janine Fogal
650-623-1469

Investor Contact
Bill Tamblyn
650-623-1309

Ditech Communications Provides Increased Revenue Outlook

For Second Quarter FY2004

New Outlook Predicts Quarter over Quarter Revenue Growth of 25-30%

Mountain View, CA — October 27, 2003 - Ditech Communications Corporation, a leader in the development of voice quality assurance solutions for communications networks, today revised upwards its outlook for revenues for the current fiscal quarter. The Company anticipates revenues for its second fiscal quarter ending October 31, 2003 will be in the range of $13.4 to $13.9 million, an increase of 25-30% from the previous quarter, compared to its earlier estimates of a 10% increase.

“We believe that our improved outlook reflects a rise in key account deployments and an increase in end-of-budget-year spending,” said Tim Montgomery, chairman, president and CEO. “Although the overall market climate continues to be challenging, we believe that these factors, our continued focus on customers’ requirements, and crisp execution will drive Ditech’s growth in the third quarter as well.”

The Company further believes that gross margins and operating expenses will be in line with its operating model and that second quarter EPS from continuing operations should be in the range of $0.06 to $0.08.

Ditech plans to hold a conference call on November 20th to discuss its Q2 fiscal 2004 results for the quarter ended October 31, 2003, as well as its future outlook. President and CEO Tim Montgomery and Chief Financial Officer Bill Tamblyn will conduct the briefing.

The conference call will begin at 4:20 pm Eastern Time/1:20 pm Pacific Time. Any member of the public can listen to the conference call by calling the following number: (706) 634-5581. The conference call will also be broadcast live over the Internet and can be accessed by going to the Investors section of the Ditech Communications web site at http://www.ditechcom.com. A replay of the Q2 conference call will be available via Ditech’s website and can be accessed by going to the Investors section of the Ditech Communications web site at http://www.ditechcom.com and selecting ‘Events’. A replay of the call can also be accessed by calling the Encore replay number at (706) 645-9291. The conference call ID is: 3588600. The replay of this call will be available two hours after the call is completed until the next earnings announcement.

Ditech Communications Corporation

Ditech Communications Corporation is a global telecommunications equipment supplier for voice networks. Ditech’s voice products are high-capacity echo canceller and voice enhancement products that utilize advanced software and digital signal processor (DSP) technology. This combination of software and hardware allows Ditech to deliver Voice Quality Assurance™ (VQA™), a robust and cost-effective solution for voice enhancement (including noise reduction) and echo cancellation. Ditech (DITC) is listed on the Nasdaq National Market and is headquartered in Mountain View, California (web site: http://www.ditechcom.com).

Forward-Looking Statements

The statements in this press release regarding Ditech’s expected financial results for the second quarter of fiscal 2004, and Ditech’s growth in the third quarter of fiscal 2004, are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including:  the quarter is not completed, and unanticipated events may occur prior to the end of the quarter, or unknown facts may be discovered, that may cause the second quarter financial results to differ from Ditech’s current expectations; the risk that shipment of products Ditech expects to ship before the end of the third quarter may be delayed or cancelled due to unexpected factors and events affecting Ditech’s customers; Ditech may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could continue to weaken or remain flat due to the weakness in the economy or for other unanticipated reasons; Ditech’s competitors will develop products that compete favorably with Ditech’s new products; Ditech has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; as well as those detailed in the “Future Growth and Operating Results Subject to Risk” section of Ditech’s Form 10-Q for the quarter ended July 31, 2003 (filed September 15, 2003 with the Securities and Exchange Commission).